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                         NOTICE OF GUARANTEED DELIVERY

                    FOR TENDER OF SHARES OF COMMON STOCK OF

                               TELESCIENCES, INC.
                   (NOT TO BE USED FOR SIGNATURE GUARANTEES)

     This Notice of Guaranteed Delivery, or a form substantially equivalent hereto, must be used to accept the Offer (as defined below) (i) if certificates ("Share Certificates") evidencing shares of common stock, par value $0.04 per share (the "Common Stock"; all of the shares of Common Stock being hereinafter collectively referred to as the "Shares"), of Telesciences, Inc. are not immediately available, (ii) if Share Certificates and all other required documents cannot be delivered to American Stock Transfer & Trust Company as Depositary (the "Depositary") on or prior to the Expiration Date (as defined in Section 1 of the Offer to Purchase (as defined below)) or (iii) if the procedure for delivery by book-entry transfer cannot be completed on a timely basis. This Notice of Guaranteed Delivery may be delivered by hand (including delivery by courier service) or mail or transmitted by facsimile transmission, telex or telegram to the Depositary. See Section 2 of the Offer to Purchase.

                        The Depositary for the Offer is:

                    AMERICAN STOCK TRANSFER & TRUST COMPANY

                  By Mail, Overnight Courier or Hand Delivery:
                           40 Wall Street, 46th Floor
                            New York, New York 10005
                      Attention: Reorganization Department

                           By Facsimile Transmission
                       (for eligible institutions only):
                                 (718) 234-5001

                    To Confirm facsimile by telephone only:
                                 (212) 936-5100
                                 (718) 921-8200

     DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE, OR TRANSMISSION OF INSTRUCTIONS VIA FACSIMILE TRANSMISSION, TELEX OR TELEGRAM OTHER THAN AS SET FORTH ABOVE, WILL NOT CONSTITUTE A VALID DELIVERY.

     This Notice of Guaranteed Delivery is not to be used to guarantee signatures. If a signature on a Letter of Transmittal is required to be guaranteed by an "Eligible Institution" under the instructions thereto, such signature guarantee must appear in the applicable space provided in the signature box on the Letter of Transmittal.

     THE ELIGIBLE INSTITUTION THAT COMPLETES THIS NOTICE OF GUARANTEED DELIVERY MUST COMMUNICATE THE GUARANTEE TO THE DEPOSITARY AND MUST DELIVER THE LETTER OF TRANSMITTAL AND SHARE CERTIFICATES TO THE DEPOSITARY WITHIN THE TIME PERIOD SHOWN HEREIN. FAILURE TO DO SO COULD RESULT IN FINANCIAL LOSS TO THE ELIGIBLE INSTITUTION.
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LADIES AND GENTLEMEN:

     The undersigned hereby tenders to EDB 4tel Acquisition Corp., a Delaware corporation and wholly-owned subsidiary of EDB BUSINESS PARTNER ASA, a Norwegian limited company, upon the terms and subject to the conditions set forth in the Offer to Purchase, dated October 25, 1999 (the "Offer to Purchase"), and the related Letter of Transmittal (which, together with any amendments or supplements thereto from time to time, constitute the "Offer"), receipt of each of which is hereby acknowledged, the number of Shares specified below pursuant to the guaranteed delivery procedures described in Section 2 of the Offer to Purchase.

Number of Shares:
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Certificate Nos. (If Available):
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[ ] Check if Shares will be delivered by book-entry transfer

        Name of Tendering Institution:

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        Account No.:
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Dated:
----------------------------- , 1999
Signature(s) of Holder(s):

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Name(s) of Holders:

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Please Type or Print Address:
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                                                                        Zip Code

Area Code and Telephone No.:
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THE GUARANTEE ON PAGE 3 MUST BE COMPLETED (NOT TO BE USED FOR SIGNATURE
GUARANTEES).

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                                   GUARANTEE
                   (NOT TO BE USED FOR SIGNATURE GUARANTEES)

     The undersigned, a firm which is a member of a registered national securities exchange or of the National Association of Securities Dealers, Inc. or which is a commercial bank or trust company having an office or correspondent in the United States that is a member in good standing of the Securities Transfer Association Medallion Program, the New York Stock Exchange, Inc., Medallion Signature Program or the Stock Exchange Medallion Program, guarantees to deliver to the Depositary, at its address set forth above, Share Certificates evidencing the Shares tendered hereby, in proper form for transfer, or confirmation of book-entry transfer of such Shares into the Depositary's account at The Depository Trust Company, in each case with delivery of (a) a Letter of Transmittal (or facsimile thereof) properly completed and duly executed, together with any required signature guarantees, or (b) an Agent's Message (as defined in the Offer to Purchase) in the case of a book-entry transfer, and any other required documents, all within three Nasdaq Stock Market trading days after the date of execution of this Notice of Guaranteed Delivery. A "Nasdaq Stock Market trading day" is any day on which the Nasdaq Stock Market, Inc.'s Nasdaq SmallCap Market is open for business.

PLEASE TYPE OR PRINT:

Name of Firm:
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Address:
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                                                                        Zip Code

Area Code and Telephone No.:
Name:
------------------------------------------                                Title:
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Authorized Signature:
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Dated:
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    DO NOT SEND SHARE CERTIFICATES WITH THIS NOTICE OF GUARANTEED DELIVERY.
       SHARE CERTIFICATES SHOULD BE SENT WITH YOUR LETTER OF TRANSMITTAL.

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